News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

IGT Reports First Quarter Fiscal Year 2014 Results

First Quarter Highlights (compared to last year's first quarter)
•	Total revenues increased 2% to $541 million
•	GAAP earnings per share increased 29% to $0.31
•	Adjusted earnings per share decreased 11% to $0.25
•	Social gaming revenues increased 57% to $65 million and average bookings per daily active user grew 35% to $0.42
•	Shipped 6,100 North America replacement units, up 20%
•	Returned $226 million to shareholders in the form of share repurchases and dividends
•	DoubleDown was GAAP accretive in the first quarter of 2014

(LAS VEGAS – January 23, 2014) – International Game Technology (NYSE: IGT) today reported operating results for the first quarter ended December 31, 2013.

    "In our fiscal first quarter we expanded revenue while maintaining strong operating income and cash flows despite market challenges," said Patti Hart, CEO of IGT. "We remain confident that our focus on content, distribution and maximizing shareholder value while improving efficiencies will position us for success in fiscal 2014."

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Consolidated Results
First Quarters Ended December 31,	2013	2012	% Change
(In millions, except per share amounts)
GAAP Measures
Revenue	$541.2	$530.3	2%
Operating income	103.7	118.4	-12%
Net income	79.2	65.3	21%
Earnings per share	$0.31	$0.24	29%
Net operating cash flows	$76.1	$94.5	-19%

Non-GAAP Measures
Adjusted operating income	$123.8	$137.6	-10%
Adjusted net income	62.9	76.2	-17%
Adjusted earnings per share	$0.25	$0.28	-11%
Free cash flow (before dividends)	$51.5	$56.9	-9%

Adjusted operating income, adjusted net income, adjusted earnings per share and free cash flow are non-GAAP financial measures.
 Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

•	Revenues increased 2% to $541 million, primarily driven by North America growth in social gaming and machine sales.
•	GAAP earnings per share increased 29% to $0.31.
•	Adjusted earnings per share decreased 11% to $0.25.

Gaming Operations
First Quarters Ended December 31,	2013	2012	% Change
(In millions, unless otherwise noted)
Revenue	$223.0	$242.6	-8%
Gross profit	136.2	153.1	-11%
Gross margin	61%	63%	-3%
Installed base ('000)	54.3	56.8	-4%
Yield (average revenue per unit per day - $0.00)	$44.99	$46.80	-4%

•	Revenues decreased 8% to $223 million in the first quarter primarily due to lower North America MegaJackpots® revenue.
•	Gross margin decreased to 61% from 63% compared to the prior year quarter, primarily due to lower yield.
•	Installed base decreased driven by a decline in North America MegaJackpots® and International lease operations units.

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

•	Average revenue per unit per day in the quarter was $44.99, down 4% over the prior year quarter primarily due to lower MegaJackpots® yields and down 8% sequentially in-line with seasonal trends.

Product Sales
First Quarters Ended December 31,	2013	2012	% Change
(In millions, unless otherwise noted)
Revenue	$243.6	$234.8	4%
Gross profit	126.9	125.6	1%
Gross margin	52%	53%	-3%
Machine units recognized ('000)	12.8	10.7	20%
Machine average sales price ('000)	$13.2	$14.8	-11%

•	Revenues increased 4% to $244 million in the first quarter, due to increased North America machine sales largely related to video poker sales.
•	Gross margin decreased to 52% from 53%, as the first quarter of 2013 benefited from a $5.0 million royalty settlement fee.
•	Average machine sales prices declined to $13,200 in the first quarter primarily due to a higher mix of video poker unit sales to Caesar's Entertainment, as well as some foreign currency pressures.

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Interactive

First Quarters Ended December 31,	2013	2012	% Change
(In millions, unless otherwise noted)
Revenue	$74.6	$52.9	41%
Social gaming	64.8	41.3	57%
IGTi	9.8	11.6	-16%

Gross Margin	63%	58%	9%
Social gaming	62%	60%	3%
IGTi	64%	51%	25%

DoubleDown average user statistics*
DAU (Daily active users) ('000)	1,716	1,462	17%
MAU (Monthly active users) ('000)	6,198	4,931	26%
Bookings per DAU ($0.00)	$0.42	$0.31	35%
*as a single application with multiple games, active users equal unique users

•
Social gaming revenues increased 57% to $65 million in the first quarter compared to the prior year quarter and increased 6% sequentially, primarily driven by an increase in both average DAU and bookings per DAU.

•	Average DAU were 1.7 million, an increase of 17% over the prior year quarter.
•	Average MAU were 6.2 million, an increase of 26% compared to the prior year quarter.
•	Average bookings per DAU was $0.42, an increase of 35% over the same quarter last year.
•	DoubleDown was GAAP accretive in the first quarter of 2014.

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Operating Expenses
First Quarters Ended December 31,	2013	2012	% Change
(In millions, unless otherwise noted)
Operating Expenses
Selling, general & administrative	$117.8	$100.2	18%
Research & development	60.3	54.4	11%
Depreciation & amortization	16.7	19.0	-12%
Contingent acquisition-related costs	11.3	17.5	-35%
Total operating expenses	$206.1	$191.1	8%

Adjusted Operating Expenses
Total	$189.3	$169.2	12%

Adjusted operating expenses is a non-GAAP financial measure. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

•	Adjusted first quarter operating expenses increased over the prior year quarter primarily due to higher advertising at DoubleDown and higher R&D expenses.
•	Adjusted operating expenses were 35% of revenues for the first quarter compared to 32% of revenues in the prior year quarter.

Balance Sheet and Capital Deployment
	December 31,	September 30,
	2013	2013	% Change
(In millions, unless otherwise noted)
Cash and equivalents (including restricted amounts)	$648.0	$809.1	-20%
Working capital	117.9	267.5	-56%
Contractual debt obligations	2,150.0	2,150.0	0%

•
During the first quarter, the company received 8.2 million shares related to the previously announced accelerated share repurchase (ASR).  The total number of shares repurchased by IGT under the ASR through the completion date of January 22, 2014 was 11.6 million, at a discounted average price of $17.22 per share, representing approximately 5% of the total shares outstanding when the program commenced.

•	During the quarter, the company announced its fifth consecutive quarterly cash dividend increase, up 57% compared to the same quarter last year.
•	During the first quarter, the company returned $226 million in the form of dividends and share repurchases to its shareholders.

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Other
References to per share amounts in this release are based on weighted average diluted shares of common stock outstanding, unless otherwise specified.

Outlook
Given declining gross gaming revenue trends, we anticipate that the lower end of our previously announced guidance range is more likely, with potential further downside risk.  We are in the process of implementing a number of measures, including cost reductions, to mitigate this risk.
GAAP earnings per share from continuing operations for fiscal year 2014 will include acquisition-related expenses, primarily related to DoubleDown, severance costs, and certain discrete tax items or benefits, the amount of which is not determinable at this time.  The company may also recognize other items that are not currently determinable, but may be significant. For this reason, the company is unable to provide estimates for full-year GAAP earnings per share from continuing operations at this time.

Earnings Conference Call
As previously announced on January 9, 2014, IGT will host a conference call to discuss its first quarter fiscal year 2014 earnings results on Thursday, January 23, 2014, at 2:00 p.m. PST. The access numbers are as follows:
Domestic callers dial +1 877-891-6979, passcode IGT
International callers dial +1 773-756-4700, passcode IGT
The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/investors.  The call will be archived until Thursday, February 6, 2014 at http://www.IGT.com/investors, for those interested parties that are unable to participate during the live webcast.
A taped replay of the conference call will be available after the conference call. This replay will run through Thursday, February 6, 2014.  The access numbers are as follows:
Domestic callers dial +1 866-513-4385
International callers dial +1 203-369-1984

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Q1 FY 2014 Excel file

Q1 FY 2014 PDF of this press release

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance (including our guidance for fiscal year 2014) and our strategic and operational plans.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; our ability to implement and manage cost reduction initiatives; future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry; and risks related to business combinations, investments in intellectual property and the integration of acquisitions.  A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on November 26, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com/investors.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2013, which we expect to file with the SEC in the first quarter of calendar 2014.  All information provided in this release is as of January 23, 2014, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

IGT Resources:
•            Like us on Facebook
•            Play DoubleDown Casino Games
•            Like DoubleDown Casino on Facebook
•            Follow us on Twitter
•            View IGT's YouTube Channel
•            Check out our other Games and Gaming Systems

About IGT
International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for markets around the world. IGT's acquisition of DoubleDown Interactive provides engaging social casino style entertainment to more than 6 million players monthly. More information about IGT is available at IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com

IGT Contacts:

Michael Greene
Senior Manager, Investor Relations

Kate Pearlman
Vice President, Investor Relations and Treasury

+1 866-296-4232

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

First Quarters Ended December 31,	2013	2012
(In millions, except per share amounts)
Revenues
Gaming operations	$223.0	$242.6
Product sales	243.6	234.8
Interactive	74.6	52.9
Total revenues	541.2	530.3
Costs and operating expenses
Cost of gaming operations	86.8	89.5
Cost of product sales	116.7	109.2
Cost of interactive	27.9	22.1
Selling, general and administrative	117.8	100.2
Research and development	60.3	54.4
Depreciation and amortization	16.7	19.0
Contingent acquisition-related costs	11.3	17.5
Total costs and operating expenses	437.5	411.9
Operating income	103.7	118.4
Other income (expense)
Interest income	10.1	11.3
Interest expense	(36.4)	(31.7)
Other	(1.9)	(0.3)
Total other income (expense)	(28.2)	(20.7)
Income before tax	75.5	97.7
Income tax provision (benefit)	(3.7)	32.4
Net income	$79.2	$65.3

Basic earnings per share	$0.31	$0.25

Diluted earnings per share	$0.31	$0.24
Weighted average shares outstanding
Basic	252.6	265.9
Diluted	255.3	267.9

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	December 31,	September 30,
	2013	2013
(In millions)
Assets
Current assets
Cash and equivalents	$480.6	$713.3
Investment securities	99.5	28.8
Restricted cash and investments	67.9	67.0
Jackpot annuity investments	55.9	56.5
Receivables, net	574.7	577.9
Inventories	74.5	90.1
Other assets and deferred costs	225.2	242.4
Total current assets	1,578.3	1,776.0
Property, plant and equipment, net	467.3	483.9
Jackpot annuity investments	264.4	268.6
Contracts and notes receivable, net	166.5	165.6
Goodwill and other intangibles, net	1,588.0	1,601.7
Other assets and deferred costs	283.0	317.0
Total Assets	$4,347.5	$4,612.8
Liabilities and Shareholders' Equity
Current liabilities
Short-term debt	$836.4	$826.6
Accounts payable	96.9	110.0
Jackpot liabilities, current portion	126.0	131.7
Dividends payable	27.5	25.9
Other accrued liabilities	373.6	414.3
Total current liabilities	1,460.4	1,508.5
Long-term debt	1,356.4	1,366.3
Jackpot liabilities	286.7	293.3
Other liabilities	139.1	190.6
Total Liabilities	3,242.6	3,358.7
Total Equity	1,104.9	1,254.1
Total Liabilities and Shareholders' Equity	$4,347.5	$4,612.8

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

Three Months Ended December 31,	2013	2012
(In millions)
Operating
Net income	$79.2	$65.3
Adjustments:
Depreciation and amortization	51.3	57.7
Acquisition-related contingent earn-out costs	4.5	2.1
Other non-cash items	28.6	30.5
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	(13.2)	14.4
Inventories	15.6	2.6
Accounts payable and accrued liabilities	(51.0)	(83.5)
Jackpot liabilities	(16.6)	(24.2)
Income taxes, net of employee stock plans	(17.8)	28.8
Other assets and deferred costs	(4.5)	0.8
Net operating cash flows	76.1	94.5
Investing
Capital expenditures	(24.6)	(37.6)
Investment securities, net	(70.6)	-
Jackpot annuity investments, net	9.0	9.9
Changes in restricted cash	(0.8)	5.7
Loans receivable, net	6.4	7.6
Other	3.3	4.6
Net investing cash flows	(77.3)	(9.8)
Financing
Debt-related proceeds (payments), net	(0.5)	(75.0)
Employee stock plan proceeds	8.3	1.8
Share repurchases, including net shares	(211.0)	-
Dividends paid	(25.9)	(16.1)
Net financing cash flows	(229.1)	(89.3)
Foreign exchange rates effect on cash	(2.4)	(1.0)
Net change in cash and equivalents	(232.7)	(5.6)
Beginning cash and equivalents	713.3	206.3
Ending cash and equivalents	$480.6	$200.7

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

SUPPLEMENTAL DATA (Unaudited)

Revenue Metrics
First Quarters Ended December 31,	2013	2012
In millions, unless otherwise noted
Gaming Operations
Revenues	$223.0	$242.6
North America	191.6	208.6
International	31.4	34.0
Gross margin	61%	63%
North America	59%	62%
International	72%	69%
Installed base (units '000)	54.3	56.8
North America	41.3	43.0
International	13.0	13.8
Yield (average revenue per unit per day - $0.00)	$44.99	$46.80
Product Sales
Revenues	$243.6	$234.8
North America	170.0	158.9
International	73.6	75.9
Machines	$167.0	$157.5
North America	118.0	101.8
International	49.0	55.7
Non-machine	$76.6	$77.3
North America	52.0	57.1
International	24.6	20.2
Gross margin	52%	53%
North America	53%	56%
International	50%	48%
Machine units recognized ('000)	12.8	10.7
North America	9.6	7.2
International	3.2	3.5
Machine units shipped ('000) [includes units where revenues deferred]	13.0	9.3
North America	9.8	6.8
New	3.7	1.7
Replacement	6.1	5.1
International	3.2	2.5
New	0.7	0.8
Replacement	2.5	1.7
Machine ASP ('000)	$13.2	$14.8
North America	12.3	14.1
International	15.3	16.1
Interactive
Revenues	$74.6	$52.9
North America	65.8	41.9
International	8.8	11.0
Social Gaming	64.8	41.3
North America	64.8	41.3
International	-	-
IGTi	9.8	11.6
North America	1.0	0.6
International	8.8	11.0
Gross margin	63%	58%
North America	62%	60%
International	66%	50%
DoubleDown average user statistics*
DAU (Daily active users) ('000)	1,716	1,462
MAU (Monthly active users) ('000)	6,198	4,931
Bookings per DAU ($0.00)	$0.42	$0.31
*as a single application with multiple games, active users equal unique users

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Reconciliations of GAAP to Non-GAAP Adjusted Financial Measures
(in millions, except EPS)

First Quarter Ended December 31, 2013
	Cost of Gaming Operations	Cost of Interactive	Operating Expenses	Operating Income	Net Income (a)	Diluted EPS

GAAP measures	$86.8	$27.9	$206.1	$103.7	$79.2	$0.31
% of revenue			38%	19%
Acquisition-related charges: (b)
Contingent retention & earn-out		-	(11.3)	11.3	7.5	0.03
Amortization of intangibles		(2.7)	(3.4)	6.1	4.0	0.02
Severance	(0.6)	-	(2.1)	2.7	1.8	0.01
Certain discrete tax items (benefits)		-	-	-	(29.6)	(0.12)
Total non-GAAP adjustments	(0.6)	(2.7)	(16.8)	20.1	(16.3)	(0.06)

Adjusted measures	$86.2	$25.2	$189.3	$123.8	$62.9	$0.25
% of revenue			35%	23%

(a) Adjustments tax effected at 34%
(b) Primarily related to DoubleDown

First Quarter Ended December 31, 2012
	Product Sales Revenue	Cost of Interactive	Operating Expenses	Operating Income	Net Income (a)	Diluted EPS

GAAP measures	$234.8	$22.1	$191.1	$118.4	$65.3	$0.24
% of revenue			36%	22%
Acquisition-related charges: (b)
Contingent retention & earn-out	-	-	(17.5)	17.5	11.5	0.04
Amortization of intangibles	-	(2.3)	(4.4)	6.7	4.4	0.02
Royalty settlement	(5.0)	-	-	(5.0)	(5.0)	(0.02)
Total non-GAAP adjustments	(5.0)	(2.3)	(21.9)	19.2	10.9	0.04

Adjusted measures	$229.8	$19.8	$169.2	$137.6	$76.2	$0.28
% of revenue			32%	26%

(a) Adjustments tax effected at 34%, except no tax effect on royalty settlement
(b) Primarily related to DoubleDown

News Release
International Game Technology Reports 2014 First Quarter Fiscal Year Results

Adjusted EBITDA For The First Quarters Ended December 31,
	2013	2012

GAAP Net income	$79.2	$65.3
Other (income) expense, net	28.2	20.7
Income tax provision	(3.7)	32.4
Depreciation and amortization	51.3	57.7
Other charges:
Share-based compensation	8.9	8.6
Contingent acquisition-related costs	11.3	17.5
Adjusted EBITDA	$175.2	$202.2

Free Cash Flow For The Three Months Ended December 31,
	2013	2012

GAAP net operating cash flows	$76.1	$94.5
Investment in property, plant and equipment	(7.6)	(7.3)
Investment in gaming operations equipment	(16.9)	(30.1)
Investment in intellectual property	(0.1)	(0.2)
Free Cash Flow (before dividends)	51.5	56.9
Dividends paid	(25.9)	(16.1)
Free Cash Flow (after dividends)	$25.6	$40.8

We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management's effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not be comparable.